2000 Westchester Avenue, Purchase, New York 10577 •(914) 701-8000

FOR IMMEDIATE RELEASE

Contacts: Dan Loh (Investors) – (914) 701-8200

Elizabeth Roach (Media) –(914) 701-6576

Atlas Air Worldwide
Increases Earnings Outlook

Will Discuss During Investor-Analyst Day Presentations Today

Webcast Begins at 2 P.M. Eastern Time on June 25

PURCHASE, N.Y., June 25, 2018 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today said that it is increasing its second-quarter and full-year 2018 earnings outlooks.

Reflecting the demand for our aircraft and services, we now anticipate our second-quarter adjusted income from continuing operations, net of taxes, will grow by 40% to 45% compared with first-quarter 2018 adjusted net income of $23.8 million, up from 30% to 35% growth expected previously.

For the full year, we expect our adjusted income from continuing operations, net of taxes, to rise 35% to 40% compared with 2017 adjusted net income of $133.7 million, an increase from our prior outlook of low- to mid-30% growth.

Investor-Analyst Day Webcast

As previously announced, the company will broadcast presentations by senior management at its investor-analyst day today beginning at 2 p.m. Eastern time and concluding at approximately 4 p.m.

Interested parties are invited to listen to the Webcast live over the Internet at:

https://edge.media-server.com/m6/p/za8gzzj6

For those unable to listen to the live Webcast, an archived replay will be available through the company’s website (www.atlasair.com) shortly following the conclusion of management’s presentations.

About Non-GAAP Financial Measures

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of outstanding warrants and other items that could be material to our reported results.

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted income from continuing operations, net of taxes, which excludes certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Income from continuing operations, net of taxes, which is the most directly comparable measure of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

For example, Adjusted income from continuing operations, net of taxes, provides a more comparable basis to analyze operating results and earnings and is a measure commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted income from continuing operations, net of taxes.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc., and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers a broad array of Boeing 747, 777, 767, 757 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings, and other information may be accessed through the company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon, including the cost and timing of securing any aircraft necessary to fulfill our agreements; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations, work stoppages and service slowdowns; the outcome of pending negotiations with our pilots’ union; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; changes to our provisional estimates of the impact of the U.S. Tax Cuts and Jobs Act of 2017; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2018 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publically any forward-looking statement to reflect future events or circumstances.

* * *

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the
	Three Months Ended
——March 31, 2018		—

Income from continuing operations, net of taxes	$9,628
Impact from:
Gain on disposal of aircraft	—
Costs associated with transactions	270
Accrual for legal matters and professional fees	218
Noncash expenses and income, net	6,675
Unrealized loss on financial instruments	7,740
Income tax effect of reconciling items	(747)
Adjusted income from continuing operations, net of taxes	$23,784

For the
Twelve
Months Ended
December 31, 2017

Income from continuing operations, net of taxes	$224,338
Impact from:
U.S. Tax Cuts and Jobs Act bonus	3,684
Loss (gain) on disposal of aircraft	(31)
Special charge	106
Costs associated with transactions	4,772
Accrual for legal matters and professional fees	4,129
Noncash expenses and income, net	17,934
Charges associated with refinancing debt	167
Unrealized loss on financial instruments	12,533
Income tax effect of reconciling items	(3,962)
Income tax effect of U.S. Tax Cuts and Jobs Act	(129,977)

Adjusted income from continuing operations, net of taxes	$133,693